UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 18, 2005

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road
Flemington, New Jersey 08822
(Address of principal executive offices) (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 18, 2005, NovaDel Pharma Inc. (the “Company”) issued a press release to announce that the Company has been issued its sixth European patent for its proprietary lingual spray technology. The patent was issued in Denmark and covers the Company’s lingual spray technology using any of the following compounds: antihistamines, steroid hormones, non-steroidal anti-inflammatory drugs (NSAIDS), benzodiazepines, anti-depressants, alkaloids, hormones and narcotic analgesics. The Company now has eleven patents issued in the US and Europe, and approximately 120 patent applications pending in the US, Canada and Europe. The full text of the press release is set forth in Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1. Press release dated July 18, 2005, titled “NovaDel Pharma, Inc. is Issued Eleventh Patent.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

Date: July 21, 2005	By:	/s/ Jean W. Frydman
Name: Jean W. Frydman
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated July 18, 2005, titled “NovaDel Pharma, Inc. is Issued Eleventh Patent.”

2